Exhibit 10.18
Execution Version

FIRST AMENDMENT TO TERM LOAN CREDIT AGREEMENT
This FIRST AMENDMENT TO TERM LOAN CREDIT AGREEMENT (this “Amendment”), dated as of December 18, 2023, is among Aspen Insurance Holdings Limited (the “Borrower”), the several banks that are parties hereto, and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement (as defined below).
WHEREAS, the Borrower, various banks and the Administrative Agent, entered into a Term Loan Credit Agreement, dated as of July 26, 2023 (the “Credit Agreement”); and
WHEREAS, the parties hereto wish to amend the Credit Agreement as set forth herein; NOW, THEREFORE, the parties hereto agree as follows:
1.Amendments. Subject to Section 2 below, the Credit Agreement is hereby amended as follows:
(a)The definition of “BMA Repayment Requirements” in the Credit Agreement is amended to read in its entirety as follows:
“BMA Repayment Requirements” in relation to any prepayment or repayment of all or any part of any Term Loan:
(a)the ECR would be satisfied immediately before and after giving effect to such prepayment or repayment of the Term Loan (or such part of it as is to be prepaid or repaid) (this clause (a), the “ECR Condition”) (for the avoidance of doubt, it is understood that the ECR Condition shall apply to the repayment of the Term Loan on the Term Loan Maturity Date); and
(b)prior to the Term Loan Maturity Date, the Borrower has obtained the prior approval of the BMA (it being understood that the Borrower shall use commercially reasonable efforts to obtain such approval of the BMA);
unless, in either case, the Borrower has replaced (or will simultaneously replace), with the approval of the BMA (it being understood that the Borrower shall use commercially reasonable efforts to obtain such approval of the BMA), the capital represented by the Term Loan (or such part of it as is to be prepaid or repaid) with Tier 2 or Tier 3 Ancillary Capital or any Qualifying Securities; provided that, it is understood that the BMA Repayment Requirements shall cease to apply if the Term Loans no longer constitute Tier 2 or Tier 3 Ancillary Capital.
2.Conditions to Effectiveness. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:

(a)The Administrative Agent shall have received a counterpart of this Amendment executed by the Borrower, the Administrative Agent and the Required Lenders.
(b)The representations and warranties of the Borrower contained in Section 4 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects as of the Amendment Effective Date, with the same effect as though made on such date

(unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified as to materiality, Material Adverse Effect or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(c)No Default or Event of Default has occurred and is continuing or will result from the effectiveness of this Amendment.
3.Borrower Representations. The Borrower hereby represents and warrants, on and as of the Amendment Effective Date, that (i) the representations and warranties applicable to the Borrower contained in Section 4 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects as of the Amendment Effective Date, with the same effect as though made on such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified as to materiality, Material Adverse Effect or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates, (ii) this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law) and to applicable bankruptcy, insolvency, and similar laws affecting the enforcement of creditors’ rights generally and (iii) no Default or Event of Default shall have occurred and be continuing, both immediately before and after giving effect to the applicable provisions of this Amendment.

4.Reaffirmation of Loan Documents. The Borrower agrees that each Loan Document to which it is a party remains in full force and effect and is hereby ratified and confirmed. The amendments provided for herein are limited to the specific sections of the Credit Agreement specified herein and shall not constitute a consent, waiver or amendment of, or an indication of the Administrative Agent’s or any Lender’s willingness to consent to any action requiring consent under any other provision of the Credit Agreement.

5.Other. The provisions of Sections 11.5, 11.9, 11.12, 11.13 and 11.20 of the Credit Agreement are incorporated herein by reference as if set forth in full herein, mutatis mutandis.
6.Loan Document. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ASPEN INSURANCE HOLDINGS LIMITED,
as a Borrower

By:	/s/ David Amaro

Name: David Amaro
Title: Group General Counsel & Company Secretary
[Signature Page to First Amendment to Credit Agreement]

CITIBANK, N.A.,
as Administrative Agent and a Lender

By:	/s/ Maureen Maroney

Name: Maureen Maroney
Title: Vice President
[Signature Page to First Amendment to Credit Agreement]

LLOYDS BANK PLC,
as a Lender

By:	/s/ Lee Chester

Name: Lee Chester
Title: Associate Director

HSBC BANK BERMUDA LIMITED,
as a Lender

By:	/s/ Max Fiedler

Name: Max Fiedler
Title: Head of FIG

By:	/s/ Caren Yue

Name: Caren Yue
Title: Associate Director, Global Banking

BARCLAYS BANK PLC,
as a Lender

By:	/s/ Edward Pan

Name: Warren Veech III
Title: Vice President

WELLS FARGO BANK, N.A.,
as a Lender

By:	/s/ Kimberly Shaffer

Name: Kimberly Shaffer
Title: Managing Director

BANK OF MONTREAL,
as a Lender

By:	/s/ Benjamin Mlot

Name: Benjamin Mlot
Title: Director
[Signature Page to First Amendment to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By:	/s/ Marko Lukin

Name: Marko Lukin
Title: Vice President

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Priyankush Goswami

Name: Priyankush Goswami
Title: Authorized Signatory
[Signature Page to First Amendment to Credit Agreement]